UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1250, 639 – 5 Avenue SW, Calgary, Alberta, Canada	T2P 0M9
(Address of principal executive offices)	(Zip Code)

(403) 613-7310
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Entry into a Material Definitive Agreement

Item 1.01

Further to the press release issued on August 13, 2013, Fulucai Productions Ltd. (OTCQB:FCPS) (“Fulucai” or the "Company") announces that it has executed a Share Purchase Agreement (the “SPA”) with Canyon E&P Inc.  (“the Vendor”) whereby the Company proposes to acquire 100% of the shares of Blue Sky NM, Inc. (“BSN”) from the Vendor.  BSN owns 65% interest in oil and gas properties in New Mexico, including leases and equipment (the “Properties”) including 299 wells found in leases covering over 26,160 acres.  At closing, BSN will become a wholly owned subsidiary of Fulucai.

The total aggregate consideration payable by the Company to the Vendor for the Target Shares and the performance by the Vendor of its obligations under the SPA will be paid to the Vendor at Closing through the issuance to the Vendor of 65,000,000 Class "A" Shares (the "Consideration Shares") in the capital stock of the Company.  The full issuance of the Consideration Shares to be issued by the Company to the Vendor are dependent on an independent reserve evaluation (currently being completed by American Energy Advisors 1) reporting a minimum value of the Properties of  $40 million (based on the value of proven and 1/2 probable reserves of BSN at a 10% net present value discount).  Should the value be less than $40 million, the number of Consideration Shares to be issued by the Company to the Vendor will be reduced by one million (1,000,000) shares of every $1 million of value below $40 million for the Properties.  In any event, the minimum number of Consideration Shares to be issued by the Company to the Vendor will be 40 million shares.  As a condition of the SPA, the Company is required to cancel the current 65,000,000 share control block held by a prior officer and director of the Company such that, upon completion of the acquisition, the Company will have a total of 90,000,000 shares issued and outstanding.

At Closing, the Company plans to deposit 15% of the Consideration Shares into escrow, to be released by the Company to the Vendor when all title deficiencies and cash adjustments have been satisfied in accordance with the terms of the SPA.

The Closing Date is anticipated to occur on or before October 30, 2013, unless extended by mutual consent of the Company and the Vendor.  At closing, the directors of the Company are planned to be increased to five of which two will be the nominees of the Vendor.

Section 9.   Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c). Exhibits

Number	Exhibit
10.1	Share Purchase Agreement between the Company and Canyon E&P Inc. dated September 28, 2013
99.1	Press Release disseminated October 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: October 4, 2013	By:	/s/ Mohammad Fazil
	Name:	Mohammad Fazil
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director